Exhibit 99.1

ProShares Announces ETF Share Splits

Share Splits of Two ETFs; Reverse Share Splits of Nine ETFs

Bethesda, MD, September 20, 2012 — ProShares, a premier provider of alternative exchange traded funds (ETFs), announced today share splits on two of its ETFs and reverse share splits on nine of its ETFs. The splits and reverse splits will not change the value of a shareholder’s investment.

Splits

Two ETFs will split shares 2-for-1.

Ticker	Fund	Split Ratio
BIB	ProShares Ultra Nasdaq Biotechnology	2:1
SVXY	ProShares Short VIX Short-Term Futures ETF	2:1

All splits will apply to shareholders of record as of the close of the markets on October 2, 2012, payable after the close of the markets on October 4, 2012. The funds will trade at their post-split price on October 5, 2012. The ticker symbol and CUSIP numbers for the funds will not change.

The splits will decrease the price per share of each fund with a proportionate increase in the number of shares outstanding. For example, for the 2-for-1 splits, every pre-split share held by a shareholder will result in the receipt of two post-split shares, which will be priced at half of the net asset value (“NAV”) of a pre-split share.

Illustration of a Split

The following table shows the effect of a hypothetical 2-for-1 split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	100	$100.00	$10,000.00
Post-Split	200	$50.00	$10,000.00

Reverse Splits

Nine funds will reverse split shares 1-for-4.

Ticker	Fund	Split Ratio	Old CUSIP	New CUSIP
TBT	ProShares UltraShort 20+ Year Treasury	1:4	74347R297	74347B201

SDS	ProShares UltraShort S&P500	1:4	74347R883	74347B300

GLL	ProShares UltraShort Gold	1:4	74347W718	74347W395

SDOW	ProShares UltraPro Short Dow30	1:4	74347X674	74347X112

SMN	ProShares UltraShort Basic Materials	1:4	74347X617	74347X138

UBR	ProShares Ultra MSCI Brazil	1:4	74347X542	74347X120

RXD	ProShares UltraShort Health Care	1:4	74347R610	74347B102

BIS	ProShares UltraShort Nasdaq Biotechnology	1:4	74347R198	74347B409

SZK	ProShares UltraShort Consumer Goods	1:4	74347R644	74347R115

All reverse splits will apply to shareholders of record as of the close of the markets on October 4, 2012. The funds will trade at their post-split price on October 5, 2012. The ticker symbol for the funds will not change. All funds undergoing a reverse split will be issued a new CUSIP number.

The reverse splits will increase the price per share of each fund with a proportionate decrease in the number of shares outstanding. For example, for a 1-for-4 reverse split, every four pre-split shares held by a shareholder will result in the receipt of one post-split share, which will be priced four times higher than the net asset value (“NAV”) of a pre-split share.

Fractional Shares from Reverse Splits

For shareholders who hold quantities of shares that are not an exact multiple of the reverse split ratio (for example, not a multiple of 4 for a 1-to-4 reverse split), the reverse split will result in the creation of a fractional share. Post-reverse split fractional shares will be redeemed for cash and sent to your broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

Illustration of a Reverse Split

The following table shows the effect of a hypothetical 1-for-4 reverse split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	1,000	$10.00	$10,000.00
Post-Split	250	$40.00	$10,000.00

About ProShares

Offering the nation’s largest lineup of alternative ETFs,1 ProShares enables investors to go beyond the limitations of conventional investing and meet today’s market challenges. Each ProShares ETF provides access to an alternative investment strategy delivered with the liquidity, transparency and cost effectiveness of an ETF. ProShares’ lineup of 138 ETFs includes Global Fixed Income, Hedge Strategies, Geared (leveraged and inverse), and Inflation and Volatility ETFs.

1	Source: Lipper, based on a worldwide analysis of all known providers of funds in these categories. The analysis covered ETFs and ETNs by the number of funds and assets (as of June 30, 2011).

Media Contact:

Tucker Hewes, Hewes Communications, Inc., 212-207-9451, tucker@hewescomm.com

Financial Professionals Contact:

ProShares, 866-776-5125, proshares.com

ProShares’ geared (leveraged and inverse) ETFs seek returns that are 3x, 2x, -1x, -2x or -3x the return of an index or other benchmark (target) for a single day, as measured from one NAV calculation to the next. Due to the compounding of daily returns, ProShares’ returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

Investing involves risk, including the possible loss of principal. These Funds are non-diversified and entail certain risks, including risk associated with the use of derivatives (swap agreements, futures contracts and similar instruments), imperfect benchmark correlation, and market price variance, all of which can increase volatility and decrease performance. Short ProShares should lose money when their benchmarks or indexes rise. Technology companies may be subject to severe competition and product obsolescence. Narrowly focused investments typically exhibit higher volatility. Bonds will decrease in value as interest rates rise. The price of gold is volatile and may be affected by large institutional purchases or sales, indirect investment in gold and silver, industrial usage, and political and economic concerns; certain derivative instruments will subject the fund to counterparty risk and credit risk, which could result in significant losses for the fund. International investments may also involve risk from unfavorable fluctuations in currency values, differences in generally accepted accounting principles, and from economic or political instability. Securities focusing on a single country may be subject to higher volatility. In emerging markets, these risks are heightened, and lower trading volumes may occur. There is no guarantee any ProShares ETF will achieve its investment objective.

Investing in ETFs involves a substantial risk of loss. SVXY and GLL are not investment companies regulated under the Investment Company Act of 1940 and are not afforded its protections. Please read the prospectuses carefully before investing. SVXY invest in futures. VIX futures are among the most volatile futures contracts. A fund’s exposure to its index may subject that fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that fund. VIX futures indexes are mean reverting; funds benchmarked to them should not be expected to appreciate over extended periods. Due to defined time periods and other features, VIX futures indexes and funds benchmarked to them can be expected to perform differently than the VIX. These ETFs are not suitable for all investors.

Carefully consider the investment objectives, risks, charges and expenses of ProShares before investing. This and other information can be found in their summary and full prospectuses. Read them carefully before investing. Obtain them from your financial adviser or broker/dealer representative or by visiting ProShares.com.

This information must be accompanied or preceded by a current ProShares Trust II prospectus (http://www.proshares.com/funds/trust_ii_prospectuses.html). ProShares Trust II (issuer) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling toll-free 866.776.5125, or visit ProShares.com.

The “NASDAQ Biotechnology Index®” is a trademark of The NASDAQ OMX Group, Inc. “S&P 500®” and “S&P 500® VIX® Short-Term Futures IndexTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”). “VIX®” is a trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and CBOE has agreed that S&P may use the “VIX®” trademark in the names of the Indexes. “Barclays” and “Barclays Inc.” are trademarks of Barclays Inc. “The Dow 30SM,” “Dow Jones Industrial Average,” “Dow Jones U.S. Basic Materials IndexSM,” “Dow Jones U.S. Health Care IndexSM” and “Dow Jones U.S. Consumer Goods IndexSM” are products of Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC (“CME Indexes”). “Dow Jones®,” “DJ,” “Dow Jones Indexes,” “The Dow 30,” “Dow Jones Industrial Average,” “Dow Jones U.S. Basic Materials Index,” “Dow Jones U.S. Health Care Index” and “Dow Jones U.S. Consumer Goods Index” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and have been licensed to CME Indexes. “MSCI,” “MSCI Inc.,” “MSCI Index” and “EAFE” are service marks of MSCI. All have been licensed for use by ProShares. ProShares have not been passed on by these entities or their subsidiaries or affiliates as to their legality or suitability. ProShares are not sponsored, endorsed or promoted by these entities or their subsidiaries or affiliates, and they make no representation regarding the advisability of investing in ProShares. THESE ENTITIES AND THEIR SUBSIDIARIES AND AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO PROSHARES.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor or sponsor.

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